File No. 001-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

LG Orion Holdings Inc.*

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

2700 Colorado Avenue Santa Monica, CA	90404
and 250 Howe Street, 20th Floor Vancouver, British Columbia	V6C3R8
(Address of principal executive offices)	(Zip code)

(310) 449-9200

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Class A voting common shares, no par value per share	The New York Stock Exchange
Class B non-voting common shares, no par value per share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*	LG Orion Holdings Inc. will be renamed “Lions Gate Entertainment Corp.” upon the completion of the separation (as defined herein).

LG Orion Holdings Inc.

INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN JOINT INFORMATION/PROXY STATEMENT AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the joint information/proxy statement filed herewith as Exhibit 99.1. None of the information contained in the joint information/proxy statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the joint information/proxy statement entitled “Joint Information/Proxy Statement Summary,” “Risk Factors—Risks Related to New Lionsgate and the Studio Business,” “Risk Factors—Risks Related to the Separation,” “Risk Factors—Risks Related to New Lionsgate Common Stock,” “Cautionary Note Regarding Forward-Looking Statements,” “The Separation,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Studio Business of Lions Gate Entertainment Corp. (Supplemental),” “New Lionsgate’s Business,” “Certain Relationships and Related Party Transactions of New Lionsgate” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the sections of the joint information/proxy statement entitled “Risk Factors—Risks Related to New Lionsgate and the Studio Business,” “Risk Factors—Risks Related to the Separation,” and “Risk Factors—Risks Related to New Lionsgate Common Stock.” Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the joint information/proxy statement entitled “New Lionsgate Capitalization,” “Unaudited Pro Forma Condensed Consolidated Financial Information,” “Selected Historical Combined Financial Data of the Studio Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Studio Business of Lions Gate Entertainment Corp. (Supplemental),” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the joint information/proxy statement entitled “New Lionsgate’s Business.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the joint information/proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the sections of the joint information/proxy statement entitled “Management of New Lionsgate” and “Directors of New Lionsgate.” Those sections are incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the joint information/proxy statement entitled “Compensation Discussion and Analysis of New Lionsgate” and “Equity Compensation Plan Information of New Lionsgate.” Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the joint information/proxy statement entitled “Management of New Lionsgate,” “Directors of New Lionsgate” and “Certain Relationships and Related Party Transactions of New Lionsgate.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the joint information/proxy statement entitled “New Lionsgate’s Business—Legal Proceedings and Regulatory Actions.” That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Shareholder Matters.

The information required by this item is contained under the sections of the joint information/proxy statement entitled “New Lionsgate Dividend Policy,” “New Lionsgate Capitalization,” “Trading Price and Volume—New Lionsgate,” “The Separation,” and “Description of New Lionsgate Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the joint information/proxy statement entitled “Description of New Lionsgate Capital Stock—Sale of Unregistered Securities.” That section is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the joint information/proxy statement entitled “New Lionsgate Dividend Policy,” “The Separation” and “Description of New Lionsgate Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the joint information/proxy statement entitled “Description of New Lionsgate Capital Stock—Limitation on Liability of Directors and Indemnification of Directors and Officers.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained (1) under the sections of the joint information/proxy statement entitled “Unaudited Pro Forma Condensed Consolidated Financial Information,” “Selected Historical Combined Financial Data of the Studio Business” and “Index to Financial Statements” and the financial statements referenced therein, which sections are incorporated herein by reference and (2) the audited financial statements of Lions Gate Entertainment Corp. which are incorporated by reference to Item 15(a)(1) of Lions Gate Entertainment Corp.’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023 (File No. 001-14880) filed with the Securities and Exchange Commission on May 25, 2023.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements and Schedule

The information required by this item is contained under the sections of the joint information/proxy statement entitled “Unaudited Pro Forma Condensed Consolidated Financial Information” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Arrangement Agreement by and between Lions Gate Entertainment Corp. and LG Orion Holdings Inc.*

2.2	Form of Separation Agreement by and between Lions Gate Entertainment Corp. and LG Orion Holdings Inc.*

3.1	Articles of LG Orion Holdings Inc.*

3.2	Notice of Articles of LG Orion Holdings Inc.*

3.3	Form of Certificate of Incorporation of LG Orion Holdings Inc.*

10.1	Form of Tax Matters Agreement by and between Lions Gate Entertainment Corp. and LG Orion Holdings Inc.*

10.2	Form of Employee Matters Agreement by and between Lions Gate Entertainment Corp. and LG Orion Holdings Inc.*

10.3	Form of Transition Services Agreement by and between Lions Gate Entertainment Corp. and LG Orion Holdings Inc.*

10.4	Form of Investor Rights Agreement by and among LG Orion Holdings Inc., [ ], [ ] and [ ]*

10.5	Form of Voting and Standstill Agreement by and among LG Orion Holdings Inc., [ ], [ ] and [ ]*

10.6	Form of Registration Rights Agreement by and between LG Orion Holdings Inc. and [ ]*

10.7	Form of Letter Agreement by and among LG Orion Holdings Inc. and [ ]*

10.8	Form of New Lionsgate 2023 Performance Incentive Plan

10.9	Employment Agreement between Lions Gate Entertainment Corp. and James W. Barge dated November 1, 2019 (incorporated by reference to Exhibit 10.38 to Lions Gate Entertainment Corp.’s Quarterly Report on Form 10-Q (File No. 001-14880) filed on November 7, 2019)

10.10	Amendment to Employment Agreement between Lions Gate Entertainment Corp. and James W. Barge dated June 22, 2020 (incorporated by reference to Exhibit 10.35 to Lions Gate Entertainment Corp.’s Quarterly Report on Form 10-Q (File No. 001-14880) filed on August 6, 2020)

10.11	Employment Agreement among Jon Feltheimer and Lions Gate Entertainment Corp. dated as of August 21, 2020 (incorporated by reference to Exhibit 10.1 to Lions Gate Entertainment Corp.’s Current Report on Form 8-K (File No. 001-14880) filed on August 26, 2020)

Exhibit Number	Exhibit Description

10.12	First Amendment to Employment Agreement, dated August 12, 2022, between the Company and Jon Feltheimer (incorporated by reference to Exhibit 10.1 to Lions Gate Entertainment Corp.’s Current Report on Form 8-K (File No. 001-14880) filed on August 15, 2022)

10.13	Employment Agreement among Michael Burns and Lions Gate Entertainment Corp. dated as of December 18, 2020 (incorporated by reference to Exhibit 10.1 to Lions Gate Entertainment Corp.’s Current Report on Form 8-K (File No. 001-14880) filed on December 21, 2020)

10.14	Employment Agreement between Lions Gate Entertainment Corp. and Brian Goldsmith dated as of October 1, 2022 (incorporated by reference to Exhibit 10.19 to Lions Gate Entertainment Corp.’s Annual Report on Form 10-K (File No. 001-14880) filed on May 25, 2023)

10.15	Employment Agreement between Lions Gate Entertainment Corp. and Bruce Tobey dated as of March 27, 2023 (incorporated by reference to Exhibit 10.20 to Lions Gate Entertainment Corp.’s Annual Report on Form 10-K (File No. 001-14880) filed on May 25, 2023)

21.1	List of Subsidiaries of LG Orion Holdings Inc.*

99.1	Joint information/proxy statement of LG Orion Holdings Inc. and Lions Gate Entertainment Corp., preliminary and subject to completion, dated July 12, 2023

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LG Orion Holdings Inc.

By:	/s/ Adrian Kuzycz
	Name: Title:	Adrian Kuzycz Director

Date: July 12, 2023